Exhibit 5


                               November 3, 1994



Central Illinois Light Company
300 Liberty Street
Peoria, IL  61602


Dear Sirs:

                 I have examined the Registration Statement proposed to be filed by Central Illinois Light Company (hereinafter called the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of $65,000,000 principal amount of the Company's first mortgage bonds, to be issued in one or more series (hereinafter called the "New Bonds"), under the Indenture of Mortgage and Deed of Trust (hereinafter called the "Mortgage"), dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company, as Trustee, as amended and supplemented by various supplemental Indentures thereto and assumed by the Company and as to be further supplemented by one or more supplemental Indentures thereto relating to the New Bonds (the "Supplemental Indenture"). In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express the opinion set forth herein.

                 I am of the opinion that, upon the issuance of an appropriate order or orders by the Illinois Commerce Commission and compliance therewith by the Company, upon compliance with the relevant provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, upon adoption of appropriate resolutions by the Board of Directors of the Company, upon compliance with the applicable securities or "blue sky" laws of various jurisdictions, and when the Supplemental Indenture has been duly executed and delivered by the proper officers of the Company and the Trustee, and when the New Bonds have been executed, authenticated and delivered in accordance with the terms of the Mortgage and the Supplemental Indenture and sold and paid for upon the terms to be set forth in a supplement or supplements to the prospectus constituting a part of the aforementioned Registration Statement, they will be valid, binding and legal obligations of the Company, except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                 I hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to me under the headings "Legal Opinions" and "Experts" in said Registration Statement.

                                     Very truly yours,

                                     /s/ Timothy W. Kirk
                                     --------------------------
                                     Timothy W. Kirk, Esq.
                                     Director - General Counsel